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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

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                PARENT                       SUBSIDIARY                     JURISDICTION OF INCORPORATION
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       Inc.ubator Capital, Inc.          Shanecy Holdings, Inc.                          NV
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       Inc.ubator Capital, Inc.          CASA@Home.com, Inc.                             NV
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       Inc.ubator Capital, Inc.          Eikos Acquisition Limited                  Isle of Man
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